UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016

Spark Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36819	46-2654405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3737 Market Street Suite 1300 Philadelphia, PA		19104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 772-7589

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On January 11, 2016, Spark Therapeutics, Inc. (the “Company”), will be providing financial information, including information about the Company’s cash balance and shares of the Company’s common stock outstanding as of December 31, 2015, in the Company’s presentation at the 2016 J.P. Morgan Healthcare Conference (the “JPMorgan Conference”) and meetings with investors. As of December 31, 2015, the Company’s approximate cash balance was $293.5 million, not including the receipt of the $15 million milestone payment earned in December 2015, and the number of shares outstanding was 27,073,626.

The information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01	Regulation FD Disclosure

As referenced above, the Company will be giving a presentation at the JPMorgan Conference on January 11, 2016. A copy of the presentation, including a slide setting forth certain cautionary language intended to qualify the forward-looking statements included in the presentation, is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Spark Therapeutics, Inc. Presentation for the 2016 J.P. Morgan Healthcare Conference dated January 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK THERAPEUTICS, INC.

Date: January 11, 2016	By:	/s/ Joseph W. La Barge
Joseph W. La Barge General Counsel

EXHIBIT INDEX

Exhibit 99.1	Spark Therapeutics, Inc. Presentation for the 2016 J.P. Morgan Healthcare Conference dated January 11, 2016.